UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2016 (December 19, 2016)

TRIBUNE MEDIA COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08572	36-1880355
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

435 North Michigan Avenue, Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 210-2786

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 19, 2016, Tribune Media Company (“Tribune”) and Gracenote Inc., Gracenote Canada, Inc., Gracenote Netherlands Holdings B.V., Tribune Digital Ventures, LLC and Tribune International Holdco, LLC (collectively, the “Companies”), each a wholly-owned subsidiary of Tribune, entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Nielsen Holding and Finance B.V. (“Nielsen”), pursuant to which Nielsen will purchase all of the equity interests in the Companies, which will result in the Companies becoming wholly-owned subsidiaries of Nielsen (the “Acquisition”), on the terms and subject to the conditions set forth in the Share Purchase Agreement.

At the closing of the Acquisition, Nielsen will pay to Tribune an amount equal to $560 million, subject to certain adjustments based upon closing date cash, debt, unpaid transaction expenses and certain other expense items and working capital. In connection with the Acquisition, Nielsen and Tribune and their respective affiliates will also enter into certain ancillary and related agreements.

The Acquisition is subject to customary closing conditions, including (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Acts of 1976, as amended, and certain other competition laws, (ii) the accuracy of representations and warranties of, and performance of covenants by, the other party (in each case, subject to certain qualifications, if applicable) and (iii) the execution of any ancillary and related agreements.

The Share Purchase Agreement contains standard representations and warranties related to each party and covenants and agreements by each party, including, among other things, covenants (i) with respect to the conduct of the business of the Companies and their subsidiaries during the period between the execution of the Share Purchase Agreement and the consummation of the Acquisition and (ii) regarding using reasonable best efforts to obtain governmental and regulatory approvals and to take the actions necessary to consummate the Acquisition. The Share Purchase Agreement also contains certain indemnification rights with respect to, among other things, breaches of representations, warranties or covenants by any party.

The Share Purchase Agreement contains certain customary termination rights for both Tribune and Nielsen, including by (i) written agreement of both parties; (ii) either party, if the transaction is enjoined or prohibited by governmental authorities; (iii) either party, if the closing shall not have occurred by the date that is six months following signing; or (iv) a non-breaching party if there has been a material breach of certain representations, warranties or covenants made by a breaching party that would prevent the conditions to Closing from being satisfied.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, which will be filed with Tribune’s Annual Report on Form 10-K for the fiscal year ending December 31, 2016.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations and assumptions of Tribune’s management that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the timing of the closing of, and risks associated with the ability to consummate, the sale of the Companies, the potential impact of the announcement of the sale of the Companies or consummation of the sale on relationships, including with employees, customers and competitors, diversion of management time on transaction-related issues and other risks detailed in Tribune’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and subsequent filings. Tribune is under no obligation to (and expressly disclaims any obligation to) update any of the information in this report if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2016	Tribune Media Company

	By:	/s/ Edward P. Lazarus
Edward P. Lazarus
Executive Vice President, General Counsel, Chief Strategy Officer and Corporate Secretary

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